Exhibit 8.1

SUBSIDIARIES OF GLOBAL SOURCES LTD.

Name	Jurisdiction of Organization

2B HK Limited	Hong Kong

ASM Business Services Limited	Cayman Islands

A.S. Mediaconsult Limited	Republic of Cyprus

China Media Advertising, Inc.	Liberia

China Sourcing Fairs FZ-LLC	Dubai, United Arab Emirates

Earldom Computer Software (Shenzhen) Co., Ltd.	People’s Republic of China

Earldom Limited	British Virgin Islands

E-Commerce International Ltd.	Bermuda

eMedia Asia Ltd.	Barbados

Equitable Accounting Services Limited	Hong Kong

Event Marketing Services Limited	Hong Kong

Export Media Ltd.	British Virgin Islands

Fertile Valley Pte Ltd	Singapore

Floro Company Limited	Hong Kong

Fortune Valley Ltd	Mauritius

Global Alliance Investment Holdings Limited	British Virgin Islands

Global Alliance Investment Management Limited	British Virgin Islands

Global City Properties Limited	British Virgin Islands

Global Silver Ocean (Shanghai) Limited	British Virgin Islands

Global Sources Properties Limited	Hong Kong

Global Sources Properties (Shenzhen) Co., Ltd	People’s Republic of China

Global Sources Auctions Ltd.	Cayman Islands

Global Sources Direct Limited	British Virgin Islands

Global Sources Direct (HK) Limited	Hong Kong

Name	Jurisdiction of Organization

Global Sources Direct (Shenzhen) Limited	People’s Republic of China

Global Sources Investment Holdings Limited	British Virgin Islands

Global Sources Research Foundation Limited	British Virgin Islands

Global Sources Technologies Ltd.	Bermuda

Global Sources USA, Inc.	USA – Delaware

Hillcrest Services Limited	British Virgin Islands

Japan Publishing Limited	Japan

Lazenby Services Limited	British Virgin Islands

Media Data Systems Pte Ltd	Singapore

Media Advertising Ltd.	Cayman Islands

Pine Grove B.V.	Netherlands

Publishers Representatives Limited	Hong Kong

Steady Access Resources Limited	British Virgin Islands

Steady Information Consultant (Shenzhen) Co., Ltd	People’s Republic of China

Targeted Marketing Promotions Corp.	Liberia

Trade Magazine Productions Limited	Hong Kong

Trade Management Software Limited	Cayman Islands

Trade Management Software (HK) Limited	Hong Kong

Trade Media Holdings Limited	Cayman Islands

Trade Media Limited	Cayman Islands

Trade Point Hong Kong Limited	Hong Kong

World Executive’s Digest Limited	Cayman Islands